As filed with the Securities and Exchange Commission on May 10, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________________________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Celanese Corporation
(Exact name of registrant as specified in its charter)

Delaware	98-0420726
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 900N, Irving, TX	75039
(Address of Principal Executive Offices)	(Zip Code)

Celanese Corporation Amended and Restated 2018 Global Incentive Plan
(Full title of the plan)

A. Lynne Puckett
Senior Vice President, General Counsel and Corporate Secretary
Celanese Corporation
222 W. Las Colinas Blvd., Suite 900N
Irving, TX 75039
(Name and address of agent for service)

(972) 443-4000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Celanese Corporation, a Delaware corporation (the “Company” or the “Registrant”), relating to 1,500,000 shares of its Common Stock, par value $0.0001 per share (the “Common Stock”), issuable to eligible employees, non-employee directors and service providers of the Company under the Celanese Corporation Amended and Restated 2018 Global Incentive Plan dated as of April 20, 2023 (the “2018 Plan”).

The information contained in Registrant's Registration Statements on Form S-8 filed on April 24, 2018 (File Nos. 333-224420, 333-158734 and 333-180932), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the shares of Common Stock registered hereunder are in addition to the shares of Common Stock registered on such Registration Statements on Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 5. Interests of Named Experts and Counsel
The validity of the shares of Common Stock offered under the 2018 Plan has been passed upon for the Company by counsel who is a full-time employee of the Company and who participates in the 2018 Plan, Michael R. Sullivan, Vice President, Deputy General Counsel and Assistant Secretary of the Company. As of the date of this Registration Statement, Mr. Sullivan was employed by a subsidiary of the Company and the beneficial owner of less than 0.1% of the Company’s outstanding shares of Common Stock.
Item 8. Exhibits

Exhibit Number
Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the SEC on October 18, 2016).

4.1(a)
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Celanese Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 22, 2016).

4.1(b)
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Celanese Corporation dated as of September 17, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on September 17, 2018).

4.1(c)
Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Celanese Corporation dated April 18, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on April 23, 2019).

4.2	Seventh Amended and Restated By-laws, effective as of November 2, 2022 (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed with the SEC on November 4, 2022).

4.3	Form of common stock certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form 8A/A filed with the SEC on September 18, 2018).

5.1*	Opinion of counsel as to the legality of securities being offered.

23.1*	Consent of KPMG LLP, Independent Registered Public Accounting Firm of Celanese Corporation.

23.2*	Consent of PricewaterhouseCoopers LLP, independent accountants of the Mobility & Materials Businesses of DuPont de Nemours, Inc.

23.3*	Consent of counsel (incorporated by reference to exhibit 5.1).

24.1*	Power of Attorney (contained on signature page hereto).

Exhibit Number
Description

99.1
Celanese Corporation Amended and Restated 2018 Global Incentive Plan, dated as of April 20, 2023 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on April 25, 2023).

107*	Filing Fee Table

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 10th day of May, 2023.

CELANESE CORPORATION
(Registrant)

By:	/s/ SCOTT A. RICHARDSON
Name:	Scott A. Richardson
Title:	Executive Vice President and Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lori J. Ryerkerk and Scott A. Richardson, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities, to do any and all things and execute any and all instruments that any such attorney-in-fact may deem necessary or advisable under the Securities Exchange Act of 1934 and any rules, regulations and requirements of the U.S. Securities and Exchange Commission in connection with this Form S-8 and any and all amendments hereto, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that such said attorney-in-fact, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated below.

Signature	Title	Date

/s/ LORI J. RYERKERK	Chair of the Board of Directors, Chief Executive Officer, President, and a Director (Principal Executive Officer)	May 10, 2023
Lori J. Ryerkerk

/s/ SCOTT A. RICHARDSON	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 10, 2023
Scott A. Richardson

/s/ AARON M. MCGILVRAY	Vice President, Finance, Controller and Chief Accounting Officer (Principal Accounting Officer)	May 10, 2023
Aaron McGilvray

/s/ JEAN S. BLACKWELL	Director	May 10, 2023
Jean S. Blackwell

/s/ WILLIAM M. BROWN	Director	May 10, 2023
William M. Brown

/s/ EDWARD G. GALANTE	Director	May 10, 2023
Edward G. Galante

/s/ KATHRYN M. HILL	Director	May 10, 2023
Kathryn M. Hill

/s/ DAVID F. HOFFMEISTER	Director	May 10, 2023
David F. Hoffmeister

/s/ JAY V. IHLENFELD	Director	May 10, 2023
Jay V. Ihlenfeld

/s/ DEBORAH J. KISSIRE	Director	May 10, 2023
Deborah J. Kissire

/s/ MICHAEL KOENIG	Director	May 10, 2023
Michael Koenig

/s/ KIM K.W. RUCKER	Director	May 10, 2023
Kim K.W. Rucker

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